                                                                     EXHIBIT 1.1

                               MESA OPERATING CO.

             $325,000,000      % SENIOR SUBORDINATED NOTES DUE 2006
            $          % SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006

                             UNDERWRITING AGREEMENT

                                                                          , 1996

CHASE SECURITIES INC.
BT SECURITIES CORP.
DONALDSON LUFKIN AND JENRETTE
  SECURITIES CORP.
MERRILL LYNCH, PIERCE FENNER
  & SMITH INCORPORATED
As Representatives of the several
  Underwriters named in Schedule 1
270 Park Avenue
New York, New York 10017

Dear Sirs:


    Mesa Operating Co., a Delaware corporation (the "Company"), proposes to
issue and sell $325,000,000 principal amount of     % Senior Subordinated Notes
due 2006 (the "Senior Subordinated Notes") and $         aggregate principal
amount of its     % Senior Subordinated Discount Notes due 2006 (the "Discount
Notes", and together with the Senior Subordinated Notes, the "Securities"). The Senior Subordinated Notes are to be issued pursuant to an Indenture dated as of
           , 1996 (the "Senior Subordinated Note Indenture") to be entered into among the Company, Mesa Inc. (the "Parent"), a Texas corporation which is the sole owner of the Company and a guarantor of the Securities and Harris Trust and Savings Bank, as Trustee (the "Trustee"). The Discount Notes are to be issued
pursuant to an Indenture dated as of            , 1996 to be entered into among
the Company, the Parent and the Trustee (the "Discount Note Indenture", and together with the Senior Subordinated Note Indenture, the "Indentures"). The form of each of the Indentures has been filed as an exhibit to the Registration Statement (as defined below). The Securities will be guaranteed on a senior subordinated basis by the Parent. This is to confirm the agreement concerning the purchase of the Securities and the Guarantees (as defined herein) from the Company by the several Underwriters named in Schedule 1 hereto (the "Underwriters").



    1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PARENT, THE COMPANY, HCLP AND MHC. The Parent and the Company each represents and warrants to and agrees with the several Underwriters that:


        (a) A registration statement on Form S-3 (No. 333-03281), including a form of prospectus, relating to the Securities has been prepared by the Company and, the Parent in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and has been filed by the Company and the Parent with the Commission. The Company and the Parent may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company and the Parent will next file with the Commission either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (ii), the Company and the Parent have included in such registration statement, as amended at the Effective Time (as defined below), all information (other than information permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A ("Rule 430A Information")) required by the Act and the rules thereunder to be included in the final prospectus with respect to the Securities and the Guarantees and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the execution of this Agreement or, to the extent not completed at such time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company and the Parent have advised you, prior to the execution of this Agreement, will be included or made therein. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was or is declared effective by the Commission. "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it becomes effective under the Securities Act, any prospectus filed with the Commission by the Company and the Parent pursuant to Rule 424(a) and the prospectus included in the Registration Statement at the Effective Time that omits Rule 430A Information, in each case including all material incorporated by reference therein. Such registration statement (together with the registration statement on Form S-3 (No. 333-52627) filed by the Parent and the Company and declared effective on November 2, 1994), as amended at the Effective Time, including information by reference therein all Rule 430A Information, if any, and including information incorporated by reference therein all is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Securities and the Guarantees, as first filed with the Commission pursuant to and in accordance with Rule 424(b) or, if no such filing is required, as included in the Registration Statement and including all material incorporated by reference is hereinafter referred to as the "Prospectus".

        (b) At the Effective Time, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules thereunder; at the Effective Time, the Registration Statement did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Effective Time and on the Closing Date, each of the Indentures did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, at the Effective Time, the Prospectus, if the Prospectus is not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or
    (ii) information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company and/or the Parent through the Representatives by or on behalf of any Underwriter specifically for use therein (the "Underwriters' Information"). The parties acknowledge and agree that the Underwriters' Information consists solely of the material included under the caption "Underwriting" in the Prospectus. Each Indenture conforms in all respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement and the Prospectus, at the time such incorporated documents were filed or will be filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and did not or, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus.

        (c) Each of the Parent and the Company and each of their respective subsidiaries are duly organized and are validly existing as corporations or limited partnerships in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of

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

    operations, business or prospects of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole.

        (d) The Parent has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Parent have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus. All the outstanding shares of capital stock of each subsidiary of the Parent have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Registration Statement, are owned by the Parent directly or indirectly through one or more wholly-owned subsidiaries, free and clear (except as otherwise stated in the Prospectus) of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.


        (e) The execution, delivery and performance of (i) this Agreement, each of the Indentures and the Securities by the Company, (ii) this Agreement and each of the Indentures by the Parent, and (iii) the guarantees to be entered into by the Parent guaranteeing the Securities on a senior subordinated basis, (the "Guarantees") by the Parent and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Parent or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter, by-laws, partnership agreement or other organizational documents of the Parent or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent or any of its subsidiaries or any of their properties or assets; and except for the registration of the Securities and the Guarantees under the Securities Act, the qualification of each of the Indentures under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indentures, the Securities or the Guarantees by the parties hereto and thereto and the consummation of the transactions contemplated hereby and thereby.


        (f) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.


        (g) The oil and gas reserve estimates of the Parent and its subsidiaries contained in the Registration Statement and the Prospectus have been prepared by the internal engineers of the Parent and its subsidiaries in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and none of the Parent or the Company has any reason to believe that such estimates do not fairly reflect oil and gas reserves of the Parent and its subsidiaries at the dates indicated.


        (h) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed.


        (i) There are no legal or governmental proceedings pending to which the Parent, the Company or any of their respective subsidiaries is a party or of which any property or assets of the Parent, the Company or any of their respective subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Parent, the Company of any of their subsidiaries, are reasonably likely to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole; and to the best of the Parent's or the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.


        (j) Neither the Parent, the Company nor any of their respective subsidiaries (i) is in violation of its charter, partnership agreement, by-laws or other organizational documents, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a

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

    default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or
    (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole.


        (k) The Parent, the Company and each of their subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess or make the same would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole, and neither the Parent nor the Company has received notification of any revocation or modification of any such license, authorization or permit and none has reason to believe that any such license, certificate, authorization or permit will not be renewed.



        (l) Except as disclosed in the Registration Statement and the Prospectus, neither the Parent nor the Company (i) has any material lending or other relationship with any bank or lending affiliate of the Representatives, or (ii) intends to use any of the proceeds from the sale of the Securities and the Guarantees hereunder to repay any outstanding debt owed to any affiliate of the Representatives.


        (m) The Company has full right, power and authority to execute and deliver this Agreement, the Indentures and the Securities and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Indentures and the Securities and the consummation of the transactions contemplated by this Agreement and the Indentures have been duly and validly taken.

        (n) The Parent has full right, power and authority to execute and deliver this Agreement, the Indentures and the applicable Guarantee and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Indentures and the applicable Guarantee and the consummation of the transactions contemplated by this Agreement and the Indentures have been duly and validly taken.


        (o) All corporate or partnership action required to be taken for the due and proper authorization, execution and delivery of the Indentures and the applicable Guarantees and the consummation of the transactions contemplated by the Indentures have been duly and validly taken.



        (p) The Indentures, when duly executed by the proper officers of the Parent and the Company and delivered by the Parent and the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities, when duly executed, authenticated, issued and delivered as provided in the Indentures, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Guarantees, when duly executed, authenticated, issued and delivered as provided in the Indentures, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Parent entitled to the benefits of such Indentures and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the Indentures, the Securities and the Guarantees conform to the descriptions thereof contained in the Prospectus.


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


        (q) There are no persons with registration or other similar rights either to have any securities registered pursuant to the Registration Statement or to have any securities otherwise registered by the Company, the Parent or any of their respective subsidiaries under the Securities Act in connection with or as a result of the execution, delivery and performance of this Agreement.



        (r) None of the Parent, the Company nor any of their respective subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.



        (s) The Parent, the Company and each of their subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their business and have no reason to believe that the conduct of their business will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.



        (t) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under
    Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; neither the Parent nor the Company have incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Parent or the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.



        (u) The Parent, the Company and each of their subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Parent, the Company and their subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may materially interfere with the condition (financial or otherwise), results of operations, business or prospects of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole.



        (v) No labor disturbance by the employees of the Parent, the Company or any of their subsidiaries exists or, to the best of the Parent's and the Company's knowledge, is imminent which might be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole.



        (w) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Parent, the Company or any of their subsidiaries (or, to the best of the Parent's or the Company's knowledge, any other entity for whose acts or omissions the Parent, the Company or any of their subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Parent, the Company or any of their subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Parent, the Company or any of their subsidiaries has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole.


        (x) No forward looking statement within the meaning to Section 27A of the Securities Act and Section 21E of the Exchange Act contained in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.



        (y) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.


    2. PURCHASE BY THE UNDERWRITERS. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, severally and not jointly, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule 1 hereto at a purchase price equal to, in the case of the Senior Subordinated Notes %
of the principal amount thereof plus accrued interest, if any, from            ,
1996 to the Closing Date (as hereinafter defined) and, in the case of the Senior
Subordinated Discount Notes,    % of the principal amount thereof plus
accretion, if any, from            , 1996 to the Closing Date.

    The Parent and the Company shall not be obligated to deliver any of the Securities except upon payment for all the Securities and the related Guarantees to be purchased as provided herein.

    3. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Securities (and the Guarantees) shall be made at the office of Simpson Thacher and Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by Chase Securities Inc. ("CSI") and the
Company, at 10:00 A.M., New York City time, on            , 1996, or at such
other date or time, not later than seven full business days thereafter, as shall be agreed upon by CSI and the Company (such date and time being referred to herein as the "Closing Date"). On the Closing Date, the Company and the Parent shall deliver or cause to be delivered to the Representatives for the account of each Underwriter, certificates for the Securities and Guarantees against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks drawn in New York Clearing House funds or similar next-day funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Securities shall be in definitive fully registered form, in such denominations and registered in such names as the Representatives shall have requested in writing not less than two full business days prior to the Closing Date. The Company shall make the certificates for the Securities and Guarantees available for inspection by the Representatives in New York, New York, not later than one full business day prior to the Closing Date.

    4. FURTHER AGREEMENTS OF THE PARENT AND COMPANY. The Parent and the Company each agrees with each of the several Underwriters:

        (a) That, if the Effective Time is prior to the execution and delivery of this Agreement, to file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSI, subparagraph (4)) of Rule 424(b) within the time period prescribed by such rule and will provide evidence satisfactory to the Representatives of such timely filing;

        (b) To advise the Representatives promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and not to effect such amendment or supplementation without the consent of the Representatives; to advise the Representatives promptly of the receipt of any comments from the Commission and of the effectiveness of the Registration Statement (in each case if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus, or of any request by the Commission therefor, and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; to advise the Representatives promptly of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use best efforts to prevent the issuance of any stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification

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

    and, if any such stop order or order or suspension is issued, to obtain the lifting thereof at the earliest possible time;

        (c) To furnish promptly to each of the Representatives and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and to deliver promptly without charge to the Representatives such number of the following documents as the Representatives may from time to time reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indentures, the computation of the ratio of earnings to fixed charges and the computation of per share earnings) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus;

        (d) If the delivery of a prospectus is required at any time in connection with the sale of the Securities and the Guarantees and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives immediately thereof, and to promptly prepare and file with the Commission an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

        (e) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Parent, the Company or the Representatives, be required by the Securities Act or requested by the Commission or advisable in connection with the distribution of the Securities and the Guarantees;

        (f) As soon as practicable to make generally available to the Parent's and the Company's security holders and to deliver to the Representatives a consolidated earning statement of the Parent and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Parent, Rule
    158);

        (g) For so long as any of the Securities are outstanding, to furnish to the Representatives copies of all materials furnished by the Parent to its shareholders and all public reports and all reports and financial statements furnished by the Parent and the Company to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

        (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities and the Guarantees for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith neither the Parent nor the Company shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (i) For a period of 180 days from the date of the Prospectus, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any debt securities of the Parent or the Company (other than the Securities and Guarantees) without the prior written consent of the Representatives; and

        (j) As soon as practicable, to commence the Rights Offering (as defined herein), to consummate the Rights Offering and to apply the proceeds therefrom, together with the net proceeds from the sale of additional shares of Series B 8% Cumulative Preferred Stock to DNR (as defined herein) pursuant to the Stock Purchase Agreement (as defined herein) and any drawdown under the Letter of Credit (as defined herein) to the payment of revolving credit loans under the New Credit Facility (as defined herein) in
    an amount at least equal to $         and to the repayment of $
    principal amount of [other outstanding indebtedness].


    5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of each of the Parent and the Company contained herein, to the accuracy of the statements of each of the Parent, the Company and their subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by each of the Parent and the Company of its obligations hereunder, and to each of the following additional terms and conditions:


        (a) If the Effective Time is not prior to the execution and delivery of this Agreement, the Registration Statement shall have become effective and the Indentures shall have been qualified under the Trust Indenture Act, and the Representatives shall have received notice thereof, not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon New York City time on the business day following the day on which the offering price was determined if such determination occurred after 3:00 p.m. New York City time on such date. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Representatives.

        (b) All corporate or partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Guarantees, the Indentures, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Parent and the Company each shall have furnished and shall have caused their subsidiaries to have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.


        (c) Baker & Botts, L.L.P. shall have furnished to the Representatives their written opinion, as counsel to the Parent and the Company addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:


           (i) The Parent, the Company and each of their respective subsidiaries have been duly organized and are validly existing as corporations or limited partnerships in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification (other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Parent, the Company, the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged;

           (ii) The Parent has the authorized capitalization set forth in the Prospectus, and all of the issued shares of capital stock of the Parent have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Parent have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims.

           (iii) Each of the Registration Statement and the registration statement of the Parent (the "Rights Offering Registration Statement") on Form S-3 (Registration No. 333-03365) filed with the Commission in connection with the rights offering by the Parent of 58,400,000 Shares of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share, (the "Rights Offering") was declared effective under the Securities Act and each of the Indentures was qualified under the Trust Indenture Act as of the date and time specified in such opinion; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein; and no stop order suspending the effectiveness of the Registration Statement or the Rights Offering Registration Statement has been issued and, to the best of such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission;

           (iv) The Registration Statement and the Rights Offering Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement and the Rights

       Offering Registration Statement or the Prospectus made by the Parent and the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

           (v) None of the Parent, the Company and their subsidiaries is a "holding company" as defined in Section 2(a)(7) of the Public Utility Holding Company Act of 1935, as amended;

           (vi) The documents incorporated by reference in the Prospectus and the Registration Statement, as of the dates they were filed with the Commission or became effective under the Exchange Act, as the case may be, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder (other than financial statements and related schedules therein, as to which such counsel express no opinion).

           (vii) Each Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder;

           (viii) The statements set forth under the captions "Certain Federal Income Tax Considerations," "Business -- Regulation and Prices" and "Business -- Legal Proceedings," to the extent they represent statements or summaries of legal matters, are true and correct; and to the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed;

           (ix) (A) The Parent and the Company each has full right, power and authority to execute and deliver this Agreement and each of the Indentures and to perform its obligations hereunder and thereunder, (B) the Company has full right, power and authority to execute and deliver the Securities and to perform its obligations thereunder and (C) the Parent has full right, power and authority to execute and deliver the Guarantees and to perform their respective obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement, each of the Indentures, the Securities and the Guarantees and the consummation of the transactions contemplated by this Agreement, each of the Indentures and the Guarantees have been duly and validly taken;


           (x) This Agreement has been duly authorized, executed and delivered by the Parent and the Company;


           (xi) Each of the Indentures has been duly authorized, executed and delivered by the Parent and the Company and constitutes a valid and binding agreement of each of the Parent and the Company enforceable against the Parent and the Company in accordance with its terms; the Securities are in the form contemplated by the applicable Indenture and have been duly authorized and executed by the Company and, upon the due authentication and delivery thereof by the applicable Trustee pursuant to the applicable Indenture, will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable in accordance with their terms; and the Indentures and the Securities conform to the descriptions thereof contained in the Prospectus;

           (xii) The Guarantees have been duly authorized, executed and delivered by the Parent and constitute valid and binding agreement of the parties thereto enforceable against the parties thereto in accordance with their terms, and the Guarantees conform to the description thereof contained in the Prospectus;

           (xiii) The execution, delivery and performance of (i) this Agreement, the Indentures and the Securities by the Company, (ii) this Agreement, the Indentures and the Guarantees by the Parent and (iii) this Agreement by HCLP and MHC and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Parent, the Company or any of their subsidiaries is a party or by which the Parent, the Company or any of their subsidiaries is bound or to which any of the property or assets of the Parent, the Company or any of their subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Parent, the Company or any of their subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Parent, the Company or any of their subsidiaries or any of the Parent's, the Company's or any of their subsidiaries' properties or assets; and except for the registration of the Securities and the Guarantees under the Securities Act, the qualification of each of the Indentures under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indentures, the Securities or the Guarantees by the parties hereto and thereto and the consummation of the transactions contemplated hereby and thereby;

           (xiv) To the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Parent, the Company and/or any of their subsidiaries on the one hand and any person on the other hand granting such person the right to require the Parent, the Company and/or any of their subsidiaries to include securities owned or to be owned by such person in the securities registered pursuant to the Registration Statement;

           (xv) To the best of such counsel's knowledge and except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Parent, the Company or any of their subsidiaries is a party or of which any property or assets of the Parent, the Company or any of their subsidiaries is the subject which, if determined adversely to the Parent, the Company or any of their subsidiaries, are reasonably likely to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Parent and its subsidiaries taken as a whole, or the Company; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

           (xvi) None of the Parent, the Company nor any of their subsidiaries is an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder;


           (xvii) each of Hugoton Capital Limited Partnership ("HCLP"), Mesa Holding Company ("MHC") and Hugoton Management Company ("HMC") have been merged with and into the Company with the Company being the surviving corporation, all in accordance with applicable law; and


           (xviii) Such counsel has no reason to believe that the Registration Statement (or any post-effective amendment thereto), at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    References to the Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.


        (d) The Representatives shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may reasonably require, and the Parent and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.



        (e) The Parent and the Company shall have furnished to the Representatives a letter of Arthur Andersen LLP, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time), in form and substance satisfactory to the Representatives, to the effect that:


           (i) they are independent public accountants with respect to the Parent and its subsidiaries within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission;

           (ii) in their opinion the consolidated financial statements and financial statement schedules audited by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations;


           (iii) (A) based upon the procedures of the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71 ("SAS No. 71"), inquiries of certain officials of the Parent and the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by the Representatives and described in detail in such letter, nothing has come to their attention that causes them to believe that:


              (I) any material modifications should be made to the unaudited condensed consolidated financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles;

              (II) the unaudited condensed consolidated financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable requirements of the Securities Act and the related published rules and regulations;

              (III) (1) at December 31, 1995, there was any change in the capital stock, increase in long-term debt, decrease in consolidated net current assets or stockholders' equity as compared with the amounts shown in the unaudited condensed consolidated balance sheet at March 31, 1996 included in the Registration Statement or (2) for the period from April 1, 1996 to [insert the last date included in the period covered by the latest available income statement] there were any decreases, as compared with the corresponding period in the preceding year in net revenues or income before income taxes or in total or per share amounts of net income of the Parent and its subsidiaries, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Parent and the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives.


              (B) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including, without limitation, reading of minutes and inquiries of certain officials of the Parent and the Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that there was any such change, increase or decrease, as the case may be, in the balance sheet and income statement line items enumerated in clause (e)(iii)(A)(III) of this Section 5, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation of the Parent and the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives.


           (iii) In the absence of a review of the interim financial information as described by SAS No. 71, the letter shall set forth the procedures that the Representatives have requested the accountants to perform on the interim financial information. These procedures may include, but need not be limited to, the procedures described in Statement of Auditing Standards No. 72, Example O and the accountants shall state the findings of such procedures.

           (iv) they have performed certain procedures with respect to the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 503(d) (the "Regulation S-K Information") (examples of such procedures identified in greater detail in Statement of Auditing Standards No. 72, Examples F and G, pp. 45-51) and the accountants set forth the findings of such procedures; and the accountants have (a) compared the Regulation S-K Information with the disclosure requirements of Regulation S-K and (b) made inquiries of certain officials of the Parent, the Company, HCLP and MHC who have responsibility for financial and accounting matters as to whether this information conforms in all material respects with the disclosure requirements of Regulation S-K, and nothing has come to their attention as a result of the foregoing procedures that causes them to believe that this information does not conform in all material respects with the disclosure requirements of Item 503(d) of Regulation S-K.

           (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Parent and its subsidiaries) set forth in the Registration Statement, the Prospectus, including the information set forth under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Capitalization," "Unaudited Pro Forma Financial Information," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Executive Compensation," "Security Ownership of Certain Beneficial Owners and Management," "Description of the Notes," in the Prospectus, the Parent's annual report on Form 10-K for the fiscal year ended December 31, 1996, as amended, the Parent's quarterly report of Form 10-Q for the fiscal quarter ended March 31, 1996 and the Parent's
       current reports on Form 8-K filed with the Commission on          agrees
       with the accounting records of the Parent and its subsidiaries, excluding any questions of legal interpretation; and

           (vi) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Parent, the Company, HCLP, MHC and DNR-MESA Holdings, L.P. ("DNR") who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

    References to the Prospectus in this paragraph (f) and in paragraph (g) below include any supplement thereto at the date of the letter.


        (f) The Parent and the Company shall have furnished to the Representatives a letter (the "bring-down letter") of Arthur Andersen L.L.P., addressed to the Underwriters and dated the Closing Date (i) confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement and described in paragraph (f) (the "initial letter") and (ii) if the Effective Time is prior to the execution and delivery of this Agreement, confirming they have performed the procedures specified in clause (v) of paragraph (f) of this Section 5 with respect to certain amounts, percentages and financial information specified by the Representatives and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in paragraph (f)(v).



        (g) The Parent and the Company shall have each furnished a letter dated the Closing Date confirming certain statements and certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus not otherwise covered by Arthur Andersen LLP in paragraphs (f)(v) or (g) of this Section 5.



        (h) The Parent and the Company shall have each furnished to the Representatives a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that (A) such officers have carefully examined the Registration Statement and the Prospectus, (B) in their opinion, as of the Effective Time, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and since the Effective Time, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus and (C) to the best of his or her knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of each of the Parent and the Company in this Agreement are true and correct, each of the Parent and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of his or her knowledge, are contemplated by the Commission, and subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.


        (i) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Parent, the Company or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Parent and its subsidiaries taken as a whole or the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).



        (j) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded any of the Parent's, the Company's or any of their subsidiaries' debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Parent's, the Company's or any of their subsidiaries' debt securities.



        (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in securities of the Parent, the Company or any of their subsidiaries on any exchange or in the over-the-counter market shall have been suspended or (ii) a general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.



        (l) The Parent shall have issued and sold to DNR an aggregate of 58,849,557 shares of Series B 8% Cumulative Preferred Stock pursuant to the stock purchase agreement dated April 26, 1996 between the Parent and DNR (the "Stock Purchase Agreement") for an aggregate purchase price of $133 million cash.



        (m) The Company shall have entered into a $500 million senior secured revolving credit facility (the "New Credit Facility") with The Chase Manhattan Bank, N.A., Chemical Bank and Bankers Trust Company and other lenders, and the Company shall have initially drawn down at least $ million under such New Credit Facility.



        (n) HCLP shall have received consents from at least    % of (i) the
    registered owners of the HCLP secured notes and (ii) the special owners (as defined in the HCLP secured note indenture) to the amended HCLP secured note indenture and mortgage as set forth in the consent solicitation statement of
    HCLP dated June   , 1996.



        (o) HCLP, MHC and HMC shall have been merged with and into the Company in accordance with applicable law.



        (p) The Parent shall have been issued an irrevocable letter of credit
    (the "Letter of Credit") from              Bank in the amount of $132
    million to support DNR's standby commitment pursuant to the terms of the Stock Purchase Agreement to purchase additional shares of Series B 8% Cumulative Preferred Stock equal to the number of shares of the Parent's Series A 8% Cumulative Preferred Stock, if any, not purchased pursuant to the Rights Offering, which Letter of Credit shall be payable to the Parent no later than 90 days after the Closing Date.

        (q) The Rights Offering Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness of the Rights Offering Registration Statement shall have been issued and no proceeding for that purpose shall be pending or have been threatened by the Commission.



        (r) The Parent and the Company and/or HCLP shall have paid or discharged in full (i) the HCLP secured notes, (ii) the existing credit facility with Societe Generale and the other lenders named therein, (iii) the Company's
    12 3/4% Secured Discount Notes due June 30, 1998, and (iv) the Company's
    12 3/4% Discount Notes due June 30, 1996 and all liens securing such indebtedness described in clauses (i) through (iv) shall have been released.


    All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

    6. TERMINATION. This Agreement shall become effective upon the later of when
(i) the Underwriters, the Parent and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. The obligations of the Underwriters hereunder may be terminated by CSI, in its absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 5(i), 5(j) or 5(k) shall have occurred.

    7. DEFAULTING UNDERWRITERS. (a) If, on the Closing Date, any Underwriter or Underwriters default in the performance of its or their obligations under this Agreement, the Representatives may make arrangements for the purchase of such Securities by other persons satisfactory to the Company and the Representatives, including any of the Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Senior Subordinated Notes or Discount Notes, as the case may be, which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Senior Subordinated Notes or Discount Notes, as the case may be, set forth opposite the name of each remaining non-defaulting Underwriter in
Schedule 1 hereto bears to the aggregate principal amount of Senior Subordinated Notes or Discount Notes, as the case may be, set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on the Closing Date if the aggregate principal amount of Senior Subordinated Notes or Discount Notes, as the case may be, which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Senior Subordinated Notes or Discount Notes, as the case may be, to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Senior Subordinated Notes or Discount Notes, as the case may be, which it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representatives and the Company do not elect to purchase the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Parent, the Company, HCLP or MHC, except that the Parent, the Company, HCLP and MHC will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto who, pursuant to this Section 7, purchases Securities which a defaulting Underwriter agreed but failed to purchase.

        (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representatives, the Parent or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Parent and/or the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Parent and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes.

    8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) notice shall have been given pursuant to Section 6 preventing this Agreement from becoming effective,
(b) the Parent and the Company shall fail to tender the Securities and the Guarantees for delivery to the Underwriters for any reason permitted under this Agreement or (c) the Underwriters shall decline to purchase the Securities and the Guarantees for any reason permitted under this Agreement, the Parent and the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities and the Guarantees, and upon demand the Parent and the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more Underwriters, the Parent and the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.



    9. INDEMNIFICATION. (a) Each of the Parent and the Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively referred to for the purposes of this Section 9 and Section 10 as the Underwriter) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any documents incorporated by reference therein or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each of the Parent and the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus or any documents incorporated by reference therein or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Parent and the Company through the Representatives by or on behalf of any Underwriter specifically for use therein.



        (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Parent, the Company and each of their respective directors, each officer of the Parent or the Company who signed the Registration Statement and each person, if any, who controls Parent or the Company within the meaning of the Securities Act (collectively referred to for the purposes of this Section 9 and Section 10 as the Parent and the Company), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Parent and the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Parent and the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Parent and the Company for any legal or other expenses reasonably incurred by the Parent and the Company in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.


        (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Parent and the Company under this Section 9 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Parent and the Company. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.



    The obligations of the Parent, the Company and the Underwriters in this
Section 9 and in Section 10 are in addition to any other liability which the Parent, the Company or the Underwriters, as the case may be, may otherwise have.



    10. CONTRIBUTION. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Parent and the Company on the one hand and the Underwriters on the other from the offering of the Securities and the Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Parent and the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Parent and the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities and the Guarantees purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent or the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Parent and the Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10 are several in proportion to their respective underwriting obligations and not joint.

    11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Parent, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Parent, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.



    12. EXPENSES. Each of the Parent and the Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and the Guarantees and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of printing, reproducing and distributing this Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Securities; any applicable listing or other fees; (f) the fees and expenses of qualifying the Securities and the Guarantees under the securities laws of the several jurisdictions as provided in Section 4(h) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (g) all fees and expenses of the Trustee; and (h) all other costs and expenses incident to the performance of the obligations of the Parent and the Company under this Agreement; provided that, except as otherwise provided in this Section 12 and in Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities and the Guarantees which they may sell and the expenses of advertising any offering of the Securities and the Guarantees made by the Underwriters.



    13. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Parent, the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.


    14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

        (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Chase Securities Inc., 270 Park Avenue, New York,
    New York 10017, Attention:          .


        (b) if to the Parent or Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Parent set forth in the Registration Statement, Attention: [Stephen K. Gardner];



provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Parent and the Company shall each be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.


    15. DEFINITIONS OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

    16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

    If the foregoing is in accordance with your understanding of the agreement between the Parent, the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                            Very truly yours,

                                            MESA INC.

                                            By
                                              ----------------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------

                                            MESA OPERATING CO.


                                            By
                                              ----------------------------------

                                               Name:
                                                    ----------------------------

                                               Title:
                                                     ---------------------------

Accepted:


Chase Securities Inc.
BT Securities Corp.
Donaldson, Lufkin & Jenrette
  Securities Corporation
Merrill Lynch, Pierce Fenner
  & Smith Incorporated

by CHASE SECURITIES INC.

By
  ----------------------------------
         Authorized Signatory

For itself and as representative
  of the Underwriters

                                   SCHEDULE 1

                                                                                     PRINCIPAL
                                                                    PRINCIPAL          AMOUNT
                                                                      AMOUNT         OF SENIOR
                                                                    OF SENIOR       SUBORDINATED
                                                                   SUBORDINATED       DISCOUNT
                          UNDERWRITERS                                NOTES            NOTES
- -----------------------------------------------------------------  ------------     ------------
Chase Securities Inc.............................................    $                $
BT Securities Corporation........................................
Donaldson, Lufkin & Jenrette Securities Corporation..............
Merrill Lynch, Pierce Fenner & Smith Incorporated................
                                                                   ----------       ----------
Total............................................................    $                $
                                                                   ==========       ==========